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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and related Prospectus of CyberCash, Inc. for the registration of its shares of common stock and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements and schedules of CyberCash, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                      /s/   Ernst & Young LLP


Vienna, Virginia
July 23, 1999